EXHIBIT 10.6

LOAN AGREEMENT

April 7, 2004

Dotronix, Inc.
160 First Street SE
New Brighton, MN 55112-7894

Dear Ladies and Gentlemen:

         The undersigned ("Lender") agrees to lend to Dotronix, Inc. ("Borrower") $450,000, as described in this Agreement.

Loan, Interest and Fees.
------------------------

The Loan. Subject to the terms and conditions of this Agreement, Lender will make loans to the Borrower (collectively, the "Loan") from time to time from the date hereof until April 7, 2005, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of all outstanding loans under this Agreement shall not exceed $450,000 at any time. Each time the Borrower desires to obtain a loan advance pursuant to this agreement, such request by the Borrower shall be in writing (which may be by facsimile), or by telephone promptly confirmed in writing, and must be given so as to be received by the Lender not later than 11:00 a.m., Minneapolis time, on the date at least 2 business days prior to the date of the requested advance. Each request for an advance shall specify (i) the borrowing date (which shall be a business day), and (ii) the amount of such advance. The Lender will make the amount of the requested advance available to the Borrower, in immediately available funds not later than 5:00 p.m., Minneapolis time, within 2 business days after the date requested. If, at any time, or for any reason, the principal amount outstanding under this agreement exceeds $450,000, the Borrower shall immediately pay to the Lender, in cash, the amount of such excess. Any requested advance that would increase the principal outstanding amount of the Loan to an amount greater than $450,000 will be denied by Lender.

The Note. The Loan shall be evidenced by a note (as hereafter amended, extended, renewed or replaced, the "Note"). All unpaid principal and all interest accrued on the Note shall be due and payable on April 7, 2005. The parties agree that the Note shall replace the demand notes issued by Borrower to Lender in the principal amount of $30,000 each dated September 4, 2003, November 19, 2003 and January 7, 2004 for a total principal amount of $90,000 and the demand note issued to Borrower to Lender in the principal amount of $45,000 dated January 21, 2004 (all such notes collectively referred to herein as the "Demand Notes"). Under the outstanding Demand Notes, an aggregate amount of $135,000 has been advanced as of the date of this Agreement. The Lender acknowledges that no interest payments are outstanding, due and payable under any of the Demand Notes as of the date of this Agreement.

Interest. The principal balance of the Loan shall bear interest equal to five percent (5%) per annum as set forth in the Note, payable as set forth in the Note.

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Optional Prepayments. Borrower may prepay the Loan, in whole or in part, at any time, without premium or penalty.

Payments. Payments of principal, interest, fees and expenses hereunder and under the Note shall be made without set-off or counterclaim in immediately available funds not later than 5:00 p.m., Minneapolis time, on the dates called for under this Agreement at the address of Lender set forth in Section 6.3. Funds received on any day after such time shall be deemed to have been received on the next business day. Whenever any payment would be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of any interest or fees.

Collateral Security. As security for the prompt satisfaction of Borrower's obligations under the Loan, Borrower grants to Lender a lien on, and a security interest in, all personal property of Borrower whether now owned or existing or hereafter acquired by the Borrower and wherever located, as more fully described in the Security Agreement dated of even date herewithin (the " Security Agreement").

         1.7 Warrant. As additional consideration for the Loan, Borrower will issue to Lender a warrant for the purchase of one hundred thousand (100,000) shares of Borrower's common stock at an exercise price of $0.10 per share in the form acceptable to the Lender (the "Warrant").

Conditions Precedent. The obligation of Lender to make any Loan advance hereunder shall be subject to the satisfaction of the conditions precedent that Lender shall have received all of the following, in form and substance satisfactory to Lender, each duly executed (as hereafter amended, modified, extended, renewed or replaced, the "Loan Documents"):

the Note, in exchange for which Lender shall return the Demand Notes to Borrower for cancellation;

a Subordination Agreement given by the Estate of William S. Sadler (the "Estate") in form acceptable to the Lender;

the Warrant;

                  (d) the Security Agreement;

                  (e) the Borrower shall amend its New Brighton lease in form acceptable to Lender;

                  (f) an Option Agreement by and among the Lender, the Estate and Minnesota River Aviation, Inc., and

                  (g) such other instruments, documents and agreement as Lender shall reasonably require.




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Representations and Warranties. To induce Lender to enter into this Agreement, and to make Loan advances hereunder, Borrower represents and warrants to Lender:

Validity. The Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

No Conflict; No Default. The execution, delivery and performance by Borrower of the Loan Documents will not result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its properties may be bound.

Financial Statements and Condition. Borrower has made available to the Lender, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003, and (ii) its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, (the forms, reports, and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the "Borrower SEC Reports"). To the best of Borrower's knowledge, the Borrower SEC Reports (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and
(ii) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

Litigation and Contingent Liabilities. There are no material actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower before any court, arbitrator, governmental department or other instrumentality and Borrower has no material contingent liabilities.

Covenants. Borrower covenants and agrees with Lender that for so long as there is any amount remaining unpaid on the Note, or Lender has any obligation to make any Loan hereunder, Borrower will comply with the following:

Financial Statements. Furnish to Lender such financial information with respect to Borrower as Lender may reasonably request from time to time.

Access to Records. Permit Lender to discuss Borrower's affairs, finances and accounts with officers of Borrower, all at such reasonable times and as often as Lender may reasonably request.

Reimbursement of Expenses. Promptly reimburse Lender for any and all expenses of collection of the Loan, including reasonable attorneys' fees.

Representation of Lender. Lender represents that he is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Act based upon the Lender being an individual with total assets in excess of $1,000,000. Furthermore, Lender acknowledges and represents that:

He has received and reviewed the Borrower SEC Reports;

He is able to bear the economic risk of the transaction described in this Agreement;

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He understands the risk of investment in Borrower;

Neither the Note nor the Warrant have been registered under the Securities Act of 1933, as amended (the "Act") or state securities laws; and

The Note and Warrant are being purchased by the Lender for his own account and for investment and without the intention of reselling or redistributing the same, and that if Lender should determine to dispose or transfer the Note or Warrant, he will not do so without (1) obtaining an opinion of counsel satisfactory to Borrower that such proposed disposition or transfer may lawfully be made without registration under the Act, or (2) such registrations are in effect.

Miscellaneous.

Binding Effect. The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective heirs, successors in interest and assigns.

Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the Note and any other documents delivered herewith shall be construed in accordance with and governed by the substantive laws (but not the laws of conflict) of the State of Minnesota. Borrower hereby consents to the jurisdiction of the courts of the State of Minnesota and federal courts located in the State of Minnesota for any actions brought hereon or on the Note.

Notices. Any notices required or contemplated hereunder shall be effective upon the placing thereof in the United States mails, certified mail and with return receipt requested, postage prepaid, and addressed as follows:

            If to Borrower:        Dotronix, Inc.
                                   160 First Street SE
                                   New Brighton, MN 55112-7894
                                   Attn: Robert V. Kling, CFO

            If to Lender:          Terry L. Myhre
                                   9691 North 101st Street
                                   Stillwater, MN 55082

                                   Copy to:
                                   Robert W. Junghans
                                   2 Skillman Lane
                                   North Oaks, MN 55127

No Waivers. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Accounting Terms. All accounting terms not otherwise specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied.

[Signatures on following page]



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                                        LENDER:

                                        /s/ Terry L. Mhyre
                                        Terry L. Myhre



                  Accepted and agreed to as of the date above.

                                        DOTRONIX, INC.

                                        By: /s/ Robert V. Kling
                                            Robert V. Kling
                                            Its:  Chief Financial Officer


ACCEPTANCE AND ACKNOWLEDGMENT
-----------------------------

         The undersigned hereby consents to the foregoing Loan Agreement and acknowledges that all contingencies and conditions precedent to the effectiveness of the Agreement to Extend and Amend Loan and Security Agreement among the undersigned and Borrower dated November 5, 2003 have been fully satisfied.

                                        The Estate of William S. Sadler
                                        By its Personal Representatives

                                        /s/ Dorothy E. Sadler
                                        Dorothy E. Sadler

                                        /S/ JILL D. SADLER
                                        Jill D. Sadler

                                        /s/ Kurt T. Sadler
                                        Kurt T. Sadler












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